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                                                                    EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our report dated September 11, 1997 (and to all references to our Firm) included in or made part of this registration statement.

/s/ ARTHUR ANDERSEN LLP

Chicago, Illinois
May 13, 1999



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